Exhibit 10.10
[Form of Non-Compete Agreement
of James D. Dondero]
, 2007
HCM Acquisition Company
13455 Noel Road, Suite 800
Dallas, TX 75240
Re: Initial Public Offering of HCM Acquisition Company (the “Company”)
Gentlemen:
     This letter is being delivered to you in connection with the underwritten initial public offering (the “IPO”) of the Company’s units (the “Units”), each consisting of one share of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and one warrant exercisable for one share of Common Stock (each, a “Warrant”). Certain capitalized terms used herein are defined in paragraph 2 hereof.
     In consideration of the Company proceeding with the IPO and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby acknowledges and agrees with the Company as follows:
     1. The undersigned agrees that he will not become a sponsor, promoter, officer, director or stockholder of any other blank check company until the earlier of (a) the filing by the Company of a Form 8-K with the Securities and Exchange Commission announcing the execution by the Company of a definitive agreement for an Initial Business Combination and (b) the commencement of any liquidation proceedings with respect to the Company. The undersigned hereby agrees and acknowledges that (x) monetary damages would not be an adequate remedy for any breach by the undersigned of any of his obligations under this paragraph 1, and (y) the non-breaching party shall be entitled to injunctive relief, in addition to any other remedy such party may have, in the event of such breach.
     2. As used herein:
          (a) “Initial Business Combination” shall mean, through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination, the acquisition or acquisition of control of one or more businesses or assets in connection with which the Company will require that a majority of the shares of Common Stock voted by the Public Stockholders are voted in favor of such acquisition, a majority of the outstanding shares of Common Stock are voted in favor of the amendment to the Company’s amended and restated certificate of incorporation to provide for the Company’s perpetual existence in connection with a vote to approve the acquisition, and Public Stockholders owning no more than 30% of the IPO Shares (minus one share) both vote against such acquisition and exercise their conversion rights in connection with a vote to approve the acquisition;

          (b) “IPO Shares” shall mean the shares of Common Stock underlying the Units issued in the IPO; and
          (c) “Public Stockholders” shall mean purchasers of shares of Common Stock in the IPO or in the secondary market, including any of the Company’s officers or directors or their affiliates and the undersigned, to the extent that they purchase shares of Common Stock in the IPO or the secondary market.
     This letter agreement shall terminate on the earlier of (i) the consummation of an Initial Business Combination and (ii) the commencement of any liquidation proceedings with respect to the Company; provided that such termination shall not relieve the undersigned from liability for any breach of this agreement prior to its termination.
     This letter agreement shall be governed by and interpreted and construed in accordance with the laws of the State of New York applicable to contracts formed and to be performed entirely within the State of New York, without regard to the conflicts of law provisions thereof to the extent such principles or rules would require or permit the application of the laws of another jurisdiction.
     No term or provision of this letter agreement may be amended, changed, waived, altered or modified except by written instrument executed and delivered by the party against whom such amendment, change, waiver, alteration or modification is to be enforced.
[Signature Page Follows]

James D. Dondero

Accepted and agreed:

HCM ACQUISITION COMPANY

By:

Name:
Title: